Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-188010 on Form S-8 of our report dated February 25, 2016, relating to the financial statements and financial statement schedule of SeaWorld Entertainment, Inc., and the effectiveness of SeaWorld Entertainment, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of SeaWorld Entertainment, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Tampa, FL

February 25, 2016